Exhibit 5.4

March 26, 2024

Regal Rexnord Corporation 111 West Michigan Street Milwaukee, Wisconsin 53203 Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel for Regal Rexnord Corporation, a Wisconsin corporation (the “Company”) in the State of Nevada (the “State”) for the purpose of issuing this opinion in connection with the Company’s preparation of a Registration Statement on Form S-4 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to an offer to exchange (i) outstanding unregistered 6.050% senior notes due 2026 (the “Old 2026 Notes”) of the issuer in the aggregate principal amount of $1,100,000,000 in exchange for up to $1,100,000,000 of 6.050% senior notes due 2026 (the “2026 Exchange Notes”), which have been registered under the Securities Act, (ii) outstanding unregistered 6.050% senior notes due 2028 (the “Old 2028 Notes”) of the issuer in the aggregate principal amount of $1,250,000,000 in exchange for up to $1,250,000,000 of 6.050% senior notes due 2028 (the “2028 Exchange Notes”), which have been registered under the Securities Act, (iii) outstanding unregistered 6.300% senior notes due 2030 (the “Old 2030 Notes”) of the issuer in the aggregate principal amount of $1,100,000,000 in exchange for up to $1,100,000,000 of 6.300% senior notes due 2030 (the “2030 Exchange Notes”), which have been registered under the Securities Act, (iv) outstanding unregistered 6.400% senior notes due 2033 (the “Old 2033 Notes” and together with the Old 2026 Notes, the Old 2028 Notes, and the Old 2030 Notes, the “Old Notes”) of the issuer in the aggregate principal amount of $1,250,000,000 in exchange for up to $1,250,000,000 of 6.400% senior notes due 2033 (the “2033 Exchange Notes” and, together with the 2026 Exchange Notes, the 2028 Exchange Notes, and the 2030 Exchange Notes, the “New Notes”, and the related guarantees, the “New Note Guarantees”). The New Notes will be guaranteed by certain subsidiaries of the Company, including, without limitation, Nook Industries, LLC, a Nevada limited liability company (the “Guarantor”), pursuant to the Indenture dated as of January 24, 2023, among the Company, the Guarantors (as defined therein) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the supplemental indenture (the “Indenture”).

Holland & Hart LLP Attorneys at Law

Phone (775) 327-3000 Fax (775) 786-6179 www.hollandhart.com

5441 Kietzke Lane Second Floor Reno, NV 89511

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In connection with our opinion, we have examined: (a) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference); (b) for the Guarantor, a Certificate of Existence with Status in Good Standing issued by the Secretary of State of Nevada, dated March 25, 2024 (the “Guarantor Good Standing”); (c) the Guarantor’s Articles of Organization, as amended to date, as applicable (certified to us by an officer of the Guarantor as being a true and correct copy of same) (the “Articles”); (d) the Guarantor’s Amended and Restated Limited Liability Company Operating Agreement dated December 31, 2021 (certified to us by an officer or an officer of the member of the Guarantor as being a true and correct copy of same) (the “Operating Agreement”); (e) Action by Written Consent of the Requisite Group of Each Subsidiary Guarantor (including the Guarantor and certain other Subsidiary Guarantors (as defined therein)), dated March 27, 2023, containing resolutions adopted by the governing body of the Guarantor, executed by authorized signatories of the Guarantor and certified to us by an officer or an officer of the member of the Guarantor as being true and correct and having not been modified or rescinded since the date thereof; (f) a certificate of an officer or a manager of the Guarantor representing certain factual matters in connection with the approval, execution and delivery by such Guarantor of the Indenture, which representations we have assumed the truth of and relied on (the “Officer’s Certificate”); and (g) the Indenture (including the forms of New Notes set forth therein).

The term “Applicable Law” means those laws, rules and regulations of the State that, in our experience, are applicable to transactions of the type contemplated by the Registration Statement.

In making our examination, we have assumed (i) that all signatures on documents examined by us are genuine, (ii) the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies, (iii) that each individual signing in a representative capacity (other than on behalf of the Guarantor) any document reviewed by us had the authority to sign in such capacity, (iv) the legal capacity and competency of all natural persons who have executed documents on behalf of any party (including the Guarantor), (v) that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligations of, the Trustee and the other parties thereto (other than the Guarantor), enforceable against the Trustee and the other parties thereto in accordance with its terms, (vi) that the New Notes have been duly authorized and, when executed and delivered by the Company, will represent the valid and binding obligations of, the Company, enforceable against the Company in accordance with its terms, (vii) that the New Notes exchanged will not exceed the amount approved by the Company or the Guarantor, and (viii) that the signed and dated Indenture, which includes the New Note Guarantees, has been exchanged among all parties thereto. As to facts relevant to the opinion expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of certificates, letters and oral and written statements and representations of public officials and officers of the Company and the Guarantor and other representatives of the Company and the Guarantor. In addition, we have assumed that the persons identified to us as officers, directors or members of the Guarantor as of particular dates were actually serving in such capacities on such dates.

We express no opinion as to the execution and delivery of the Indenture, which includes the New Note Guarantees, to the extent that the validity of the execution and delivery of the Indenture, which includes the New Note Guarantees, is governed by any law other than the laws of the State.

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Based upon and subject to the foregoing and the matters set forth herein, we are of the opinion that:

1.       Based solely on the Guarantor Good Standing, the Guarantor is a limited liability company validly existing and in good standing under the laws of the State of Nevada.

2.       The Guarantor has the limited liability company power and authority to perform its obligations under the Indenture and the New Note Guarantees.

3.       The execution and delivery by the Guarantor of the Indenture, which includes the New Note Guarantees, and the performance of its obligations thereunder, have been duly authorized by the Guarantor. Based solely on the Officer’s Certificate, the Indenture, which includes the New Note Guarantees, has been duly executed and delivered by the Guarantor.

4.       The execution and delivery by the Guarantor of the Indenture, and the performance by the Guarantor of its obligations under the Indenture, which includes the New Note Guarantees, do not (i) violate any provision of the Guarantor’s Articles or Operating Agreement; or (ii) violate any Applicable Law.

5.       The New Guarantees by the Guarantor will constitute valid and binding obligations of the Guarantor when:

(i)       the Registration Statement, as finally amended, shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended; and

(ii)       the New Notes shall have been duly executed by authorized officers of the Company and duly authenticated by the Trustee, all in accordance with the provisions of the Indenture, and shall have been duly delivered against surrender and cancellation of a like principal amount of the Old Notes in the manner described in the Registration Statement.

The opinions expressed herein are limited in all respects to the law of the State of Nevada. We express no opinion with respect to the laws of any jurisdiction other than the State of Nevada.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Holland & Knight LLP